UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2007

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 27, 2007, we entered into an amendment to our senior secured revolving credit facility with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the additional lenders named in the amendment.

The amendment expands the size of the facility to $230 million, with an accordion feature that provides for an additional $70 million in availability. As a result, the allocated revolving loan commitments of each of the lenders under the facility has been increased as stated in the amendment.

The above summary of the amendment is qualified in its entirety by reference to the copy of the amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 6 to the Credit Agreement dated as of June 7, 2005 among Encore Capital Group, Inc., the Lenders parties thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, effective as of December 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: December 27, 2007	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 6 to the Credit Agreement dated as of June 7, 2005 among Encore Capital Group, Inc., the Lenders parties thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, effective as of December 27, 2007